                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      First National of Nebraska, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


     Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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

                       FIRST NATIONAL OF NEBRASKA, INC.

                           One First National Center
                            Omaha, Nebraska 68102

                                                   Date of Mailing: May 15, 1998

                                PROXY STATEMENT

     The annual meeting of the shareholders of First National of Nebraska, Inc. (the "Company") will be held on Wednesday, June 17, 1998 at 3:00 p.m. at the First National Bank of Omaha, Fourth Floor, One First National Center, Omaha, Nebraska for the purpose of the election of two nominees listed under "Election of Directors" and such other business which may properly be brought before the meeting or any adjournment thereof.

     This proxy statement is furnished in connection with the solicitation by the Company of proxies in the accompanying form. You are requested to complete, sign, date and return the enclosed proxy card in order to ensure that your shares are voted. A shareholder giving a proxy may revoke it at any time before it is exercised at the annual meeting. Each proxy signed, dated and returned will be voted "FOR" each of the nominees for the Board of Directors unless contrary instructions are given. If instructions are given, the proxy will be voted in accordance with those instructions. Only shareholders of record at the close of business on May 11, 1998 will be entitled to notice of the annual meeting and to vote thereat or any adjournment thereof.


                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be eight unless another number is fixed by resolution of the Board of Directors. The Bylaws also provide that the Directors shall be divided into three classes with initial terms expiring at the annual meetings to be held in 1998, 1999 and 2000, respectively. Directors elected at this annual meeting, and at each succeeding annual meeting, shall be elected for three-year terms. The Board of Directors has nominated Bruce R. Lauritzen and Charles R. Walker to serve three-year terms as directors. Messrs. Lauritzen and Walker have expressed their intention to serve if elected and the Board of Directors knows of no reason why either Mr. Lauritzen or Walker might be unavailable to serve. Unless contrary instructions are given, it is intended that shares represented by the proxies will be voted in favor of the election of Mr. Lauritzen and Mr. Walker.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Following is a list of the names, ages and principal occupations of the nominees (who are presently serving as directors) and of the remaining directors. The principal occupation reflects the business history of each Director or nominee for at least the past five years.

     NAME                          AGE                           PRINCIPAL  OCCUPATION                        TERM TO EXPIRE
     ----                          ---                           ---------------------                        --------------
                                                         NOMINEES
                                                         --------
Bruce R. Lauritzen*                 54       Chairman (1997 to present), President, Member of the                 1998
                                             1998 Executive Committee and Director of the Company;
                                             Chairman (1997 to present), President, and Director of
                                             First National Bank of Omaha (the "Bank")

Charles R. Walker                   49       Executive Vice President, Secretary and Director of the              1998
                                             Company (1997 to present); Executive Vice President,
                                             Secretary and Director of the Bank

________
*Mr. Lauritzen is an owner of more than 5% of the common stock of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT". Bruce R. Lauritzen is the father of Margaret M. Lauritzen.

     NAME                          AGE                           PRINCIPAL  OCCUPATION                        TERM TO EXPIRE
     ----                          ---                           ---------------------                        --------------
                                                  DIRECTORS CONTINUING IN OFFICE
                                                  ------------------------------
F. Phillips Giltner                 73       Chairman Emeritus (1997 to present), and Director of the              1999
                                             Company; Chairman Emeritus (1997 to present), and Director of the Bank

J. William Henry                    55       Executive Vice President and Director of the Company (1997            1999
                                             to present); Executive Vice President and Director of the
                                             Bank

Daniel K. O'Neill                   44       Director of the Company (1997 to present); Executive Vice             1999
                                             President of Lauritzen Corporation; President of Financial
                                             Service Company

Elias J. Eliopoulos                 53       Executive Vice President and Director of the Company (1997            2000
                                             to present); Executive Vice President and Director of the
                                             Bank

Margaret M. Lauritzen               30       Director of the Company (1997 to present); Director,                  2000
                                             Washington County Bank, Blair, Nebraska and Senior
                                             Commercial Credit Analyst of the Bank (1997 to present),
                                             Commercial Credit Analyst of the Bank (1996), Management
                                             Trainee of the Bank (1995); Employee of Aspen Skiing
                                             Corporation (1990 to 1994)

Dennis A. O'Neal                    57       Executive Vice President, Treasurer and Director of the               2000
                                             Company (1997 to present); Executive Vice President and
                                             Director of the Bank

                               VOTING AT MEETING


     In voting for directors, each share of common stock is entitled to one vote for each director to be elected. However, shareholders have the right to cumulate their votes for the election of directors. In cumulating votes, the number of votes which each shareholder may cast is determined by multiplying the number of shares held by the number of directors to be elected. All of such votes may be cast for any one nominee or such votes may be distributed among the nominees. Any shareholder desiring to exercise his or her right of cumulative voting shall give written notice of intent to do so to the Secretary of the Company at least 30 days before the meeting or within five days after notice of the meeting is mailed, whichever is later (but in no event less than ten days before the meeting). Upon receipt of such notice, the Secretary shall immediately give notice to the other shareholders and such other shareholders shall each have the right to cumulate their votes and cast them as they see fit without giving further notice to the Secretary.

     All shares represented by properly executed and unrevoked proxies will be voted at the meeting in accordance with the instructions given therein. Where no instructions are indicated, such proxies will be voted "FOR" the election of the nominees for Director. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present for determining a quorum at the annual meeting, including shares with respect to which votes are withheld, abstentions are cast and there are broker nonvotes. A vote of a plurality of the shares represented, either in person or by proxy, at the annual meeting is required for the election of directors. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors.

                   OTHER MATTERS TO COME BEFORE THE MEETING

     If any matters not referred to in this proxy statement come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The directors are not aware that any matters other than those set forth in this proxy statement will be presented for action at the meeting.


                             SHAREHOLDER PROPOSALS

     If any shareholder desires to submit a proposal to be included in the proxy statement for the Company's 1999 annual meeting, such proposal must be received at the offices of the Company on or before January 16, 1999. The inclusion of any such proposal in such proxy statement will be subject to the requirement of the proxy rules adopted by the Securities and Exchange Commission.


               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

A.   Report of the Executive Committee on Executive Compensation

COMPENSATION PHILOSOPHY

     The Executive Committee for the Company, the members of which are also the members of the Executive Committee for the Bank, sets the compensation of the officers of the Company and the Bank. Information presented herein is presented on a consolidated basis. The Company compensates its executive officers in amounts which are competitive, consistent with its business objectives, and commensurate with the experience level of its executive officers. The goal of the Company's compensation policy is to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Executive Committee considers midwest regional financial institutions and selected local employers in determining competitive base salaries.

     Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business goals are met, including such factors as operating profit and asset growth. Individual performance is evaluated by reviewing contributions to corporate goals. In all cases, the condition of the economy relative to the Company's lines of business and the performance of competitors is also taken into consideration in order to determine the relative performance of each individual and the Company. Mr. Bruce R. Lauritzen's compensation is reviewed using the same criteria as other executive officers of the Company.

PRIMARY ELEMENTS OF COMPENSATION

     The Company has had a history of using a simple total compensation package that consists of cash and benefits. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate innovation, foster teamwork, and adequately reward employees. Currently, the primary elements of the executives' total compensation program are base salary, annual cash incentives, and long-term cash incentives.

     With respect to the base salary and cash incentive bonuses granted to the executive officers in 1997, the Executive Committee took into account the Company's success in meeting a variety of financial and nonfinancial performance goals. These goals include: growth in earnings; the rate of return on shareholder's equity; the growth in assets and fee income; degree of market share; quality of assets; various measures of productivity and efficiency; development and execution of business strategies; the identification and implementation of acquisition plans; and the introduction of new technologies, products and services.

Base Salary

     The Executive Committee sets base salary for executive officers by reviewing individual performance, professional experience, position with the Company, and base salary levels paid by similarly situated companies. The Executive Committee believes that the Company's base salaries are generally commensurate with the base salaries of similar financial institutions and selected local employers.

     Base salary is included in the amount reported in column (c) of the Summary Compensation Table of this proxy statement and consists of amounts paid by the Bank and the Company. This base salary is determined by the Executive Committee in December of the year prior to the period it is earned. For example, the base salary earned as indicated in column (c) of the Summary Compensation Table for 1997 was determined by the Executive Committee in December, 1996.


Annual Cash Incentives

     The Executive Committee awards cash incentive bonuses in January of each year to executive officers based on their performance with respect to individual goals and to the Company's financial goals and the Company's performance relative to its competitors. Specifically, in 1997, Company goals were to earn a 15% rate of return on shareholders' equity and to increase managed assets by 15%. Depending upon the performance relative to these guidelines, executive officers are given raises in line with those received by other officers and bonuses as appropriate for the Company's performance. In 1997, the Company earned a 15.2% rate of return on shareholders' equity and managed assets increased by 16.5%. Current cash bonuses for 1997 were adjusted to account for performance in each area and were paid in January 1998.


Long-Term Cash Incentives

     In order to establish long-term incentives for various executive officers, the Executive Committee awards long-term cash incentive compensation under a plan which is subject to a vesting schedule.

     Cash incentives awarded under the plan, which are included in column (d) of the Summary Compensation Table, are subject to a 7-year vesting schedule and are payable upon retirement, death, or total disability. This cash incentive plan is to provide additional incentive to senior management to increase earnings of the Company on a long term basis. Participation in the plan is limited to key executives as determined by the Executive Committee. The incentive pool is determined by the Executive Committee and is based upon the level of achievement by the Company of the financial goals as set forth above for the related Plan Year. For example, in January 1997, each executive officer listed on the Summary Compensation Table received a deferred cash payment based on the Company performance and their individual performance in 1996.

     Prior to 1996 there was a second plan, income from which is included in column (d) of the Summary Compensation Table for the year 1995. Cash awards were subject to a 5-year vesting schedule and are payable upon retirement, termination, disability, or death. Cash incentives under this plan were awarded to plan participants which historically included the executive officers of the Company. The Executive Committee discretionarily determined which employees and officers were entitled to participate in the Plan. Historically, this amount was based upon the current salary, for the Plan Year, of each participant and was not determined based upon Company performance or individual performance. No amounts were awarded under this plan in 1996 and 1997.

                                                       Bruce R. Lauritzen
                                                       Elias J. Eliopoulos
                                                       J. William Henry
                                                       Dennis A. O'Neal
                                                       Charles R. Walker

B.  SUMMARY COMPENSATION TABLE

The following table sets forth total compensation paid by the Company and the Bank to certain of their executive officers for the years 1997, 1996 and 1995.

                                                                                           Annual Compensation
                                                                          -----------------------------------------------------

                                                                                                              Other
                                                                                                              Annual     All Other
                                                                                                             Compen-      Compen-
                                                                                      Salary     Bonus        sation      sation
                  Name and Principal Position                                  Year     ($)       ($)          ($)         ($)
----------------------------------------------------------------------------------------------------------------------------------
               ------------------(a)--------------------                       (b)      (c)       (d)          (e)         (i)
Bruce R. Lauritzen
  Chairman and President, the Company and the Bank                             1997  391,959   365,671 (1)   93,745 (4)
  President/Treasurer, the Company and President, the Bank                     1996  372,653   385,632 (2)   65,185
  President/Treasurer, the Company and President, the Bank                     1995  348,186   402,426 (3)   23,291

Elias J. Eliopoulos
  Executive Vice President, the Company and the Bank                           1997  212,588   257,840 (1)    8,427 (4)
  Executive Vice President, the Bank                                           1996  204,413   291,775 (2)    5,899
  Executive Vice President, the Bank                                           1995  196,080   282,555 (3)    6,025

J. William Henry
  Executive Vice President, the Company and the Bank                           1997  212,588   255,291 (1)    9,382 (4)
  Executive Vice President, the Bank                                           1996  204,413   285,112 (2)    7,200
  Executive Vice President, the Bank                                           1995  196,080   292,065 (3)    7,375

Dennis A. O'Neal
  Executive Vice President, the Company and the Bank; Treasurer, the Company   1997  212,588   258,090 (1)   26,034 (4)
  Executive Vice President, the Bank                                           1996  204,413   285,115 (2)   13,097
  Executive Vice President, the Bank                                           1995  196,080   294,669 (3)   15,235

Charles R. Walker
  Executive Vice President, the Company and the Bank; Secretary, the Company   1997  212,588   252,742 (1)    8,976 (4)
  Executive Vice President, the Bank                                           1996  204,413   279,699 (2)    3,853
  Executive Vice President, the Bank                                           1995  196,080   291,965 (3)    6,716

F. Phillips Giltner (6)
 Chairman Emeritus of the Board, the Company and the Bank                      1997        0   253,399       14,631 (4)    9,207 (5)
 Chairman of the Board, the Company and the Bank; Secretary, the Company       1996  412,529   399,074 (2)   61,286        4,604
 Chairman of the Board, the Company and the Bank; Secretary, the Company       1995  396,527   417,464 (3)   34,239        4,403

_________________

  (1) Includes deferred compensation allocated to a participant account pursuant to an incentive plan based on the previous year's performance in the following amounts: Bruce R. Lauritzen, $118,571; Elias J. Eliopoulos, $108,675;
J. William Henry, $106,126; Dennis A. O'Neal, $108,675; Charles R. Walker, $103,577. All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.

  (2) Includes deferred compensation allocated to a participant account pursuant to an incentive plan based on the previous year's performance in the following amounts: Bruce R. Lauritzen, $94,926; Elias J. Eliopoulos, $109,128;
J. William Henry, $101,156; Dennis A. O'Neal, $101,156; Charles R. Walker, $95,843; F. Phillips Giltner, $104,208. All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.

  (3) Includes compensation allocated to a participant account pursuant to an incentive plan in the following amounts: Bruce R. Lauritzen, $111,720; Elias J. Eliopoulos, $102,908; J. William Henry, $108,109; Dennis A. O'Neal, $110,710; Charles R. Walker, $108,109; F. Phillips Giltner, $122,598. All such amounts are subject to a 7-year vesting schedule and are payable in cash only upon retirement, upon death, or upon total disability.

  (4) Includes the following amounts: Bruce R. Lauritzen, $81,860 for travel expenses; Elias J. Eliopoulos, $5,424 for travel expenses and $2,740 for social club memberships; J. William Henry, $4,500 auto stipend and $4,050 for social club memberships; Dennis A. O'Neal, $9,967 for travel expenses and $9,510 for social club memberships; Charles R. Walker, $2,372 for travel expenses and $3,757 for social club memberships; F. Phillips Giltner, $10,925 for trust fees.

  (5) A premium of $9,207 paid on a life insurance policy which, pursuant to a split dollar agreement, currently has no cash surrender value to F. Phillips Giltner.

  (6) F. Phillips Giltner retired as an officer of the Company on June 18, 1997 and retired as an officer of the Bank on May 21, 1997.

C.   Defined Benefit Pension Plan

     The Bank's pension plan is a noncontributory defined benefit pension plan (the "Pension Plan"). Contribution amounts cannot be readily determined with respect to individual Pension Plan participants. In 1997, no contributions to the Pension Plan were required, and, therefore, none were made because the Pension Plan was fully funded.

     Benefits payable at "normal retirement" (age 65) are determined by a formula which is: 1.25% of final average monthly salary (the highest average using 60 consecutive months out of the last 120 months of employment) plus .42% of the excess of final average salary over the social security wage base, times years of credited service. The amount payable is subject to limits established by federal law. This amount is paid in full at normal retirement. Early retirement benefits are available, at actuarially reduced amounts, at any age between 55 and 65; provided, however, there is no reduction if a person has 40 or more years credited service. If credited service exceeds 40 years, an actuarial increase of up to 4.25% will be substituted for each credited year of service over 40. If a Pension Plan participant terminates before eligibility for retirement benefits, the participant may be vested in some or all of his or her accrued benefit, deferred to normal retirement (or an actuarially reduced amount if payments start early). Vesting in the Pension Plan is determined by a method termed "Five Year Cliff" vesting (no vesting until five years of service have been completed, excluding years of service before the participant's 18th birthday, then 100% vested after the five year period).

     Benefits determined by the formula above are straight-life annuity amounts. Joint and survivor annuities, on an actuarially equivalent basis, are provided for by the Pension Plan.

     The table below (the "Pension Table") shows estimated annual benefits payable on a straight-life annuity basis under the Pension Plan to a Bank employee upon retirement on December 31, 1997 at age 65 with indicated coverage, final compensation and periods of service. Estimated benefits for salaries over $160,000 are the same as for a $160,000 salary, because of limitations imposed by federal law. The current $125,000 benefit limit, as set by federal law for defined benefit plans, has been reflected in the Pension Table.

       Annual
       Average                          Years of Service
                      ----------------------------------------------------
       Covered
     Remuneration       15 Years  20 Years  25 Years  30 Years  35 Years
     ------------       --------  --------  --------  --------  --------
         $125,000        $27,192   $36,256   $45,321   $54,385   $63,449
          150,000         33,455    44,606    55,758    66,910    78,061
          175,000         35,960    47,946    59,933    71,920    83,906
          200,000         35,960    47,946    59,933    71,920    83,906
          225,000         35,960    47,946    59,933    71,920    83,906
          250,000         35,960    47,946    59,933    71,920    83,906
          300,000         35,960    47,946    59,933    71,920    83,906
          400,000         35,960    47,946    59,933    71,920    83,906
          450,000         35,960    47,946    59,933    71,920    83,906
          500,000         35,960    47,946    59,933    71,920    83,906

     Remuneration covered by the Pension Plan and included in the Pension
Table above is basic salary only. Thus, remuneration covered by the Pension Plan is part of the cash compensation reported in column (c) of the Summary Compensation Table for the executive officers named above. The amounts in the Pension Table are not subject to any deductions for Social Security benefits or other offsets.

     The amounts of covered remuneration paid in 1997 and the number of years of credited service (total years of service, if different, are noted) for the executive officers named above as of December 31, 1997 were: Bruce R.
Lauritzen --$371,959 - 30.25; Elias J. Eliopoulos -- $212,588 - 28.75; J.
William Henry --$212,588 - 33.25; Dennis A. O'Neal -- $212,588 - 16; Charles R.
Walker --$212,588 - 14. See the Pension Table above.

D.   Committee Interlocks and Insider Participation

     The Executive Committee, which currently consists of Bruce R. Lauritzen, Elias J. Eliopoulos, J. William Henry, Dennis A. O'Neal and Charles R. Walker, fixes the compensation of the officers of the Company and the Bank. In addition to their positions with the Company and the Bank, the Executive Committee also holds the following positions with the Company's subsidiaries:

                         Bruce R. Lauritzen
                         ------------------
         Credit Card Finance Corporation, Chairman and Director
         First National Credit Corporation, Chairman and Director
         First National of Colorado, Inc., Chairman and Director

                         Elias J. Eliopoulos
                         -------------------
         Credit Card Finance Corporation, Treasurer
         Data Management Products, Inc., Chairman and Director
         First Technology Solutions, Inc., Director
         FIS, Inc., Director
         RPSI, Inc., Chairman and Director
         SPC, Inc., Chairman, President and Director
         First National Bank South Dakota, Director

                         J. William Henry
                         ----------------
         Data Management Products, Inc., Director
         First National of Colorado, Inc., Vice President and Director
         First National Services Corporation, Director
         First of Omaha Service Corporation, Chairman, President and Director MCV Acceptance Corporation, Chairman and Director
         Platte Valley Finance Company, Chairman and Director
         First National Bank (North Platte), Chairman and Director
         First National Bank of Kansas, Chairman and Director
         First National Buildings, Inc., Chairman and Director

                         Dennis A. O'Neal
                         ----------------
         Collection Corporation of America, Chairman and Director Credit Card Finance Corporation, President and Director First National Services Corporation, Chairman and Director First National of Colorado, Inc., President and Director The Bank of Boulder (Boulder, CO), Director
         First National Bank (Fort Collins, CO), Director
         Union Colony Bank (Greeley, CO), Director
         FNC Trust Group, N.A., Director
         Platte Valley State Bank and Trust Company, Director
         First National Buildings, Inc., Director

                         Charles R. Walker
                         -----------------
         First National Credit Corporation, Vice President and Director First National Services Corporation, President and Director First of Omaha Service Corporation, Director
         MCV Acceptance Corporation, President and Director
         Professional Career Services, Inc., Chairman and Director First National Bank and Trust Co. of Columbus, Director
         The Fremont National Bank and Trust Company, Director
         First National Bank South Dakota, Chairman and Director

E.   Compensation of Directors

     Although the Company does not compensate its directors, the Bank paid each of its directors a fee of $600 per month in 1997 for their service as a director. In addition, directors are reimbursed for expenses incurred related to their service as directors.

F.   Employment Contracts and Termination of Employment Arrangements

     An employment agreement exists between the Company and Bruce R. Lauritzen with respect to his employment in the position indicated in the Election of Directors section. The agreement generally provides for an annual base salary which is adjusted in such amounts and at such times as may be determined by the Executive Committee and, in the event of the employee's termination of employment by reason of death, certain benefits to be paid to a designated beneficiary of the employee. Such benefits will include one year of the employee's current compensation which will be equal to the sum of (i) employee's direct annual compensation being received from the Company upon such termination, (ii) the employee's base compensation being received from the Bank upon such termination, and (iii) the bonus received from the Bank for the year immediately prior to his death, payable in not more than sixty (60) equal monthly installments. In the event the employee's employment is terminated by reason of disability, the employee will be paid an amount approximately equal to two-thirds of the sum of the three items listed above adjusted annually by a percentage equal to the average increase in direct compensation paid to officers of the Company and the Bank, which payments will continue until the employee is entitled to receive retirement benefits from the pension plan of the Bank or the Company. During 1997, $20,000 was the annual base salary paid by the Company pursuant to the employment agreement to Bruce R. Lauritzen. No formal employment agreements exist between the Bank and Bruce R. Lauritzen.

     The Bank has a deferred compensation plan for Mr. F. Phillips Giltner. He will begin to receive payments on December 15, 1999.

G.   Performance Graph

     The following graph illustrates the cumulative total return to shareholders for the five-year period ended December 31, 1997, for First National of Nebraska's common stock, the Standard and Poor's 500 Stock Index (S&P 500 Index), and a group of peer bank holding companies that First National of Nebraska considers its primary local and regional competitors. The competitive peer group consists of: Commerce Bancshares, Inc. and United Missouri Bancshares, Inc. both of Kansas City, Missouri; and Norwest Corporation and U.S. Bancorp, both of Minneapolis, Minnesota; Firstar Corporation of Milwaukee, Wisconsin; First Commerce Bancshares of Lincoln, Nebraska; Commercial Federal Corporation of Omaha, Nebraska; and BancOne Corporation of Columbus, Ohio. The cumulative total return to shareholders for the competitive peer group is weighted according to the respective issuer's market capitalization. This graph assumes an initial investment of $100.00 in the indices presented and in the Company's common stock on December 31, 1992 and reinvestment of dividends.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


LINE GRAPH DEPICTING:

                               1993      1994     1995     1996     1997
COMPETITIVE PEER GROUP        $ 114     $ 109    $ 159    $ 197    $ 224
FIRST NATIONAL OF NEBR        $ 172     $ 212    $ 269    $ 263    $ 270
S&P 500 INDEX                 $ 110     $ 112    $ 153    $ 189    $ 252

           INFORMATION CONCERNING CERTAIN INTERESTS AND TRANSACTIONS

     In addition to his role and ownership position with the Company and its subsidiaries during 1997, Bruce R. Lauritzen served as an officer and director of, and owned more than 10% equity interest in, numerous other banks and corporations.

     During 1997, banking subsidiaries of the Company had loan transactions in the ordinary course of business with some of the Company's directors and officers, and some of the subsidiaries' directors and officers. Such loans did not involve more than the normal risk of collectibility, present other unfavorable features or bear lower interest rates than those prevailing at the time for comparable transactions with unaffiliated persons.

                     COMMITTEES OF THE BOARD OF DIRECTORS

     The Company does not have standing nominating, audit or compensation committees of the Board of Directors. The Executive Committee fixes the compensation of the officers of the Company, and the Board of Directors otherwise performs the functions that such committees would normally perform. The Board of Directors held ten meetings and executed three unanimous consents in lieu of meetings during 1997. The Executive Committee held six meetings during 1997.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of May 11, 1998, the Company has outstanding 335,000 shares of $5 par value common stock. No other class of stock has been issued by the Company. The following table sets forth the beneficial ownership of the common stock of the Company by all officers, directors, and nominees for directors individually, by officers and directors of the Company and the Bank as a group and by all persons known to management of the Company to be the beneficial owners of more than 5% of the Company's common stock. Unless otherwise noted, the named shareholders have sole investment and voting power with respect to all shares listed.

Name and Address                                  Amount and Nature of                        Percent
Of Beneficial Owner                               Beneficial Ownership                        of Class
-------------------                               ---------------------                       ---------
John R. Lauritzen                                       170,736  (1, 3)                           51.0%
First National Bank
First National Center
Omaha, NE  68102

Bruce R. Lauritzen                                       27,672  (2, 3)                            8.3%
First National Bank
First National Center
Omaha, NE  68102

Thomas L. Davis                                          37,593  (4)                              11.2%
c/o Trust Department
First National Bank
First National Center
Omaha, NE  68102

F. Phillips Giltner                                       9,366                                    2.8%
First National Bank
First National Center
Omaha, NE  68102

Elias J. Eliopoulos                                         420                                      *
First National Bank
First National Center
Omaha, NE  68102

J. William Henry                                             80                                      *
First National Bank
First National Center
Omaha, NE  68102

Dennis A. O'Neal                                             40                                      *
First National Bank
First National Center
Omaha, NE  68102

Charles R. Walker                                           205                                      *
First National Bank
First National Center
Omaha, NE  68102

Margaret M. Lauritzen                                       540                                      *
First National Bank
First National Center
Omaha, NE  68102

Daniel K. O'Neill                                             0                                      *
Lauritzen Corporation
First National Center
Omaha, NE  68102

All Officers and Directors of                           193,457  (5)                              57.7%
    the Company and the Bank
    as a group (29 persons)

________________

          1. 4,922 sole investment and voting power; 83,596 voting and investment power through control of the Lauritzen Corporation; 52,286 Elizabeth
D. Lauritzen, spouse, has sole investment and voting power; 29,932 spouse shares investment and voting power with the Bank.
          2. Sole investment and voting power 9,022; investment and voting power shared with spouse and son 660; right to receive dividends and proceeds 16,516; voting power of shares owned by Lauritzen companies pension plan 1,474.
          3. Some of the shares reported for John R. Lauritzen and Bruce R. Lauritzen are included twice. The total number of shares beneficially owned by them, without duplication, is 181,892 or approximately 54.3% of the issued and outstanding shares.
          4. Sole investment and voting power 29,600; voting power no other interest 7,993.
          5. In addition, employee benefit plans of the Bank own 14,502 shares of the Company's common stock which represents approximately 4.3% of the issued and outstanding shares.

          * Represents less than 1% of the issued and outstanding shares of the Company's common stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche are the principal accountants for the Company and are expected to continue in that capacity during 1998. It is not anticipated that a representative of that firm will attend the annual meeting of shareholders of the Company.

                             COST OF SOLICITATION

     The cost of soliciting proxies, which includes printing, postage, mailing and legal fees, will be paid by the Company.

     THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1997 MAY BE OBTAINED WITHOUT CHARGE BY EACH PERSON WHOSE PROXY IS SOLICITED BY WRITTEN REQUEST TO THE COMPANY. SUCH REQUEST SHOULD BE DIRECTED TO CHARLES R. WALKER, ONE FIRST NATIONAL CENTER, OMAHA, NE 68102.

First National of Nebraska, Inc.          PROXY
One First National Center
16th and Dodge Streets
Omaha, NE  68102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the Board of Directors of First National of Nebraska, Inc. as Proxy with full power of substitution to represent the undersigned and to vote, as designated below, all of the shares of common stock of First National of Nebraska, Inc. held of record by the undersigned at the annual meeting of that Corporation to be held on June 17, 1998 and any adjournment thereof.

1.  ELECTION OF DIRECTORS         FOR all nominees listed below [_]            WITHHOLD AUTHORITY to vote for all nominees
                                  (except as marked to the contrary below)     listed below [_]

    INSTRUCTION    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                   CROSS OUT THE PERSON'S NAME IN THE LIST BELOW.

                   Bruce R. Lauritzen
                   Charles R. Walker


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NAMED NOMINEES FOR DIRECTOR.

     The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of the Stockholders of First National of Nebraska, Inc. called for June 17, 1998 and the Proxy Statement relating thereto prior to signing this proxy.

     Please sign this proxy as your name appears above. Joint owners must each sign personally. Trustees and others signing in a representative capacity must indicate the capacity in which they sign.


                                   _____________________________________________
                                                     (Signature)



Date: _________________________    _____________________________________________

May 15, 1998



RE:  NOTICE OF ANNUAL MEETING



     The annual meeting of shareholders of First National of Nebraska, Inc. will be held on the fourth floor of the First National Bank of Omaha Building, One First National Center, 16th and Dodge Streets, Omaha, Nebraska, on June 17, 1998 at 3:00 o'clock P.M. for the following purpose:


     1.  To elect directors for the ensuing year.




                                          CHARLES R. WALKER
                                          Secretary